                            CERTIFICATE OF AMENDMENT
                                       OF
         CERTIFICATE OF DESIGNATIONS, PREFERENCES, AND RELATIVE RIGHTS,
                  QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS
                                     OF THE
          12-5/8% SERIES E CUMULATIVE EXCHANGEABLE PREFERRED STOCK DUE
                                OCTOBER 31, 2006
                                       OF
                             SFX BROADCASTING, INC.
                      -----------------------------------
                    (Pursuant to Section 242 of the General
                   Corporation Law of the State of Delaware)

                  SFX Broadcasting, Inc. (the "Company"), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware, hereby certifies as follows:

                  FIRST: The Certificate of Incorporation of the Company authorizes the issuance of Preferred Stock, and, further, authorizes the issuance of shares of Preferred Stock from time to time in one or more series as may from time to time be determined by the Board of Directors, each of said series to be distinctly designated, and on such terms and for such consideration as shall be fixed by the Board of Directors, and further, grants to the Board of Directors of the Company the authority to fix by resolution or resolutions adopted prior to the issuance of any shares of a particular series of Preferred Stock, the voting powers, if any, and the designations, preferences and relative, participating, optional, conversion and other special rights, and the qualifications, limitations and restrictions of such series.

                  SECOND: The Board of Directors of the Company by unanimous written consent dated January 17, 1997, did duly adopt a resolution authorizing the creation and issuance of a series of said Preferred Stock to be known as 12-5/8% Series E Cumulative Exchangeable Preferred Stock (the "Shares") and fixing the number, designations, preferences, rights and limitations of such series of Preferred Stock.

                  THIRD: The Board of Directors of the Company by unanimous written consents dated December 31, 1997 and January 27, 1998, did duly adopt a resolution authorizing the amendment of the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions thereof of 12-5/8% Series E Cumulative Exchangeable Preferred Stock Due October 31, 2006 of SFX Broadcasting, Inc. (the "Certificate of Designations").

                  FOURTH: The amendment set forth in this Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. The Board of Directors of the Corporation has received the consent to the amendment set forth in this Certificate of Amendment of the Certificate of Designations from the owners and holders of a majority of the outstanding Shares.

                  FIFTH: The common stockholders approved the following resolutions relating to the Shares in Written Consents of the Holder of a Majority of the Combined Voting Power of the Common Stock of SFX Broadcasting, Inc., dated January 6, 1998 and January 27, 1998:

                  RESOLVED, that the following new definitions be added to
Section 1 of the Certificate of Designations, and inserted in alphabetical order in Section 1:

         Acquisition Agreements. The term "Acquisition Agreements" shall mean the acquisition agreements relating to the Pending Acquisitions (as defined in the Consent Solicitation Statement of the Corporation dated January 7, 1998, as supplemented by Supplement No. 1 thereto dated January 28, 1998) as they may be amended from time to time and all transactions and agreements specifically contemplated thereby or by instruments referred to therein.

         Class A Common Stock. The term "Class A Common Stock" shall mean the Corporation's Class A Common Stock, par value $.01 per share.

         Class B Common Stock. The term "Class B Common Stock" shall mean the Corporation's Class B Common Stock, par value $.01 per share.

         Consent Solicitations. The term "Consent Solicitations" means the consent solicitations of the Corporation made pursuant to the Consent Solicitation Statements dated January 7, 1998, as supplemented by Supplements No. 1 thereto dated January 28, 1998, to the holders of the Corporation's 103/4% Senior Subordinated Notes due 2006 and to the holders of Series E Preferred Stock and the related Information Statement.

         Entertainment Companies. The term "Entertainment Companies" shall mean SFX Entertainment and any and all of its direct and indirect Subsidiaries.

         Meadows Repurchase. The term "Meadows Repurchase" shall mean the redemption by the Corporation of up to 250,838 shares of Class A Common Stock for $33.00 per share, pursuant to the Agreement of Merger, dated February 12, 1997, by and among the Corporation, NOC-Acquisition Corp., CAPCO Acquisition Corp., QN Acquisition Corp., Nederlander of Connecticut, Inc., Connecticut Ampitheater Development Corporation, QN Corp., Connecticut Performing Arts, Inc. and Connecticut Performing Arts Partners and the Stockholders of Nederlander of Connecticut, Inc,. Connecticut Ampitheater Development Corporation and QN Corp. listed on the signature page thereto.

         Merger Agreement. The term "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of August 24, 1997, as it may be amended from time to time, among the Corporation, SBI Holding Corporation and SBI Radio Acquisition Corporation and all transactions and agreements specifically contemplated thereby or by instruments referred to therein.

         SBI Merger. The term "SBI Merger" shall mean a merger of SBI Radio Acquisition Corporation into the Corporation pursuant to the Merger Agreement.

         SFX Entertainment. The term "SFX Entertainment" shall mean SFX Entertainment, Inc., a subsidiary of the Corporation, newly formed in Delaware, to which the Corporation will contribute cash and all of the capital stock of SFX Concerts, Inc. (formerly known as Delsener/Slater Enterprises, Inc.) that the Corporation directly or indirectly owns.

         Spin-Off. The term "Spin-Off" shall mean the distribution of SFX Entertainment common stock pro rata to the holders of Class A Common Stock and the Class B Common Stock (and the transfer to an escrow account for delivery to the holders of certain warrants to receive Class A Common Stock) or other disposition pursuant to, or as permitted by, the Merger Agreement of all of the capital stock and assets of the Entertainment Companies.

         Spin-Off Transactions. The term "Spin-Off Transactions" shall mean the Spin-Off, the Pending Acquisitions and the Merger Agreement as it relates to the transactions described or referred to under the "Proposed Amendments" and "Spin-Off" sections of the Consent Solicitation Statement of the Corporation dated January 7, 1998, as supplemented by Supplement No. 1 thereto dated January 28, 1998, relating to this Certificate of Designations.

         RESOLVED, that the definition of "Consolidated Cash Flow" contained in
Section 1 be amended to read in its entirety as follows:

         Consolidated Cash Flow. The term "Consolidated Cash Flow" shall mean, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale by such Person or any of its Subsidiaries during such period (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) Consolidated Interest Expense of such Person for such period, to the extent any such Consolidated Interest Expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income, plus (v) the Specified Charges (as defined in the Corporation's Consent Solicitation Statement dated January 7, 1998, as supplemented by Supplement No. 1 thereto dated January 28, 1998, relating to the Series E Preferred Stock), plus (vi) to the extent that such Consolidated Net Income was reduced thereby (a) amortization of the expenses incurred in connection with the Consulting, Non-Compete and

Termination Agreement among the Corporation, SBI Holding Corporation and Robert F.X. Sillerman dated as of August 24, 1997, (b) consent fees and expenses directly related to the Consent Solicitations, (c) legal and other costs associated with pending or threatened litigation in connection with the SBI Merger and (d) other unusual and nonrecurring charges paid or accrued in 1997 or 1998 (including, but not limited to, legal, accounting, investment banking, severance and termination fees) relating to the SBI Merger, the Spin-Off, the Pending Acquisitions or transactions related thereto; provided that the aggregate amount of charges that may be added to Consolidated Net Income pursuant to this clause (d) to determine Consolidated Cash Flow for any four-quarter period will not exceed $13.5 million (net of expenses reimbursed or paid by SFX Entertainment) less (vii) all non-cash items increasing Consolidated Net Income for such period (excluding any such non-cash income to the extent it represents an accrual of cash income in any future period), in each case, on a consolidated basis and determined in accordance with GAAP.

         RESOLVED, that the definition of "Subsidiary" contained in Section 1 be amended to read in its entirety as follows:

         Subsidiary. The term "Subsidiary" shall mean, with respect to any person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Voting Stock thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such person or a Subsidiary of such person or (b) the only general partners of which are such person or of one or more Subsidiaries of such person (or any combination thereof); however, with respect to the Corporation, "Subsidiary" does not include the Entertainment Companies.

         RESOLVED, that Section 8 of the Certificate of Designations be amended to read in its entirety as follows:

         8. Certain Covenants

         (a) Restricted Payments. The Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Corporation's Parity Securities or Junior Securities (including, without limitation, any payment in connection with any merger or consolidation involving the Corporation) or to the direct or indirect holders of the Corporation's Parity Securities or Junior Securities in their capacity as such (other than dividends or distributions payable in Capital Stock (other than Disqualified Stock) of the Corporation); (ii) purchase, redeem or otherwise acquire or retire for value any Parity Securities or Junior Securities of the Corporation; (iii) make any payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Junior Securities, except payments of the Liquidation Preference thereof at final maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses
(i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted
Payment:

         (a) no Voting Rights Triggering Event shall have occurred and be continuing or would occur as a consequence thereof; and

         (b) the Corporation would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $l.00 of additional Indebtedness (other than Permitted Debt) pursuant to the Debt to Cash Flow Ratio test set forth below under Section 8(b) hereof; and

         (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments declared or made after the Initial Issue Date (other than Restricted Payments permitted by clauses (2), (5), (6), (10), (13) or (14) of the following paragraph) shall not exceed, at the date of determination, the sum of (1) an amount equal to the Corporation's Consolidated Cash Flow from the Initial Issue Date to the end of the Corporation's most recently ended full fiscal quarter for which internal financial statements are available, taken as a single accounting period, less the product of 1.4 times the Corporation's Consolidated Interest Expense from the Initial Issue Date to the end of the Corporation's most recently ended full fiscal quarter for which internal financial statements are available, taken as a single accounting period, plus
(2) an amount equal to the net cash proceeds received by the Corporation from the issue or sale after the Initial Issue Date of Equity Interests of the Corporation (other than (i) sales of Disqualified Stock and (ii) Equity Interests sold to any of the Corporation's Subsidiaries) or of debt securities or Disqualified Stock (other than the Series D Preferred Stock) of the Corporation issued after the Initial Issue Date that have been converted into such Equity Interests plus (3) to the extent that any Restricted Investment that was made after the Initial Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment.

         If no Voting Rights Triggering Event shall have occurred and be continuing as a result thereof, the foregoing provisions will not prohibit: (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Certificate of Designations; (2) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Corporation in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Corporation) of other Equity Interests of the Corporation (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(2) of the preceding paragraph; (3) cash payments made in respect of fractional shares of Capital Stock not to exceed $100,000 in the aggregate in any fiscal year; (4) the payment of dividends on the shares of Series D Preferred Stock in accordance with the terms thereof as in effect on the Initial Issue Date; (5) the issuance of Series D Exchange Notes in exchange for the Series D Preferred Stock; provided that such issuance is permitted by
Section 8(b) hereof; (6) the issuance of Exchange Debentures in exchange for the Series E Preferred Stock; provided that such issuance is permitted by
Section 8(b) hereof; (7) in the event that the Corporation elects to issue the Series D Exchange Notes in exchange for the Series D Preferred Stock, cash payments made in lieu of the issuance of Series D Exchange Notes having a face amount less than $50 and any cash payments representing accrued and unpaid dividends in respect thereof, not to exceed $100,000 in the aggregate in any fiscal year; (8) in the event that the Corporation elects to issue Exchange Debentures in exchange for Series E Preferred Stock, cash payments made in lieu of the issuance of Exchange Debentures having a face amount less than $l,000 and any cash payments representing accrued and unpaid dividends in respect thereof, not to exceed $100,000 in the aggregate in any fiscal year; (9) payments made by the Corporation to SCMC for facilities maintenance and other services and reimbursements pursuant to the Shared Facilities Agreement, as amended from time to time, to the extent that such payments do not exceed the amount of payments which would have been due if calculated in accordance with the terms of the Shared Facilities Agreement as in effect on the Initial Issue Date; (10) payments by the Corporation pursuant to the Management Termination Agreements in accordance with the terms thereof as in effect on the Initial Issue Date; (11) the redemption by the Corporation of its Series C Preferred Stock in accordance with the terms thereof as in effect on the Initial Issue Date; (12) the redemption by the Corporation of its Series B Preferred Stock in accordance with the terms thereof as in effect on the Initial Issue Date; provided that payments made by the Corporation to redeem the Series B Preferred Stock shall not exceed $1.0 million in any fiscal year or $2.0 million in the aggregate since the Initial Issue Date; (13) the Spin-Off Transactions; and
(14) the Meadows Repurchase.

         The amount of all Restricted Payments (other than cash) shall be the Fair Market Value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Board of Directors) on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred by the Corporation or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Corporation shall deliver to the Board of Directors an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed, which calculations may be based upon the Corporation's latest available financial statements.

         (b) Incurrence of Indebtedness and Issuance of Preferred Stock. The Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Corporation will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of Preferred Stock; provided, however, that (i) the Corporation may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and (ii) (A) the Subsidiaries may guarantee Senior Debt and (B) the Subsidiaries may issue Preferred Stock other than Disqualified Stock if, in either case, the Corporation's Debt to Cash Flow Ratio at the time of incurrence of such Indebtedness or the issuance of such Disqualified Stock or the Guarantee of such Senior Debt or the issuance of such Preferred Stock, as the case may be, after giving pro forma effect to such incurrence or issuance or Guarantee as of such date and to the use of proceeds therefrom as if the same had occurred at the beginning of the most recently ended four full fiscal quarter period of the Corporation for which internal financial statements are available, would have been no greater than 7.0 to 1.

         The foregoing provisions will not apply to the incurrence of any of the following Indebtedness (collectively, "Permitted Debt"):

         (i) the incurrence by the Corporation and its Subsidiaries of Indebtedness pursuant to one or more Bank Facilities, so long as the aggregate principal amount of all Indebtedness outstanding under all Bank Facilities does not, at the time of incurrence, exceed an amount equal to $225.0 million;

         (ii) the incurrence by the Corporation and its Subsidiaries of the Existing Indebtedness;

         (iii) Indebtedness under the Exchange Debentures;

         (iv) the issuance of Disqualified Stock by the Corporation that by its items would not require or permit any payment of dividends or other distributions that would violate the covenant Section 8(a) above;

         (v) the incurrence by the Corporation or any of its Subsidiaries of Indebtedness in connection with the acquisition of assets or a new Subsidiary; provided that such Indebtedness was incurred by the prior owner of such assets or such Subsidiary prior to such acquisition by the Corporation or one of its Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by the Corporation or one of its Subsidiaries; and provided further that, after giving pro forma effect to such incurrence of Indebtedness as of such date and to the use of proceeds therefrom as if the same had occurred at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available, the Corporation's Debt to Cash Flow Ratio would have been no greater than 7.0 to 1.

         (vi) the incurrence by the Corporation or any of its Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by this Certificate of Designations to be incurred;

         (vii) the incurrence by the Corporation or any of its Subsidiaries of intercompany Indebtedness between or among the Corporation and any of its Subsidiaries; provided, however, that (i) if the Corporation is the obligor on such Indebtedness, such Indebtedness is expressly subordinate to the payment in full of all Obligations with respect to the Exchange Debentures and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Corporation or a Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Corporation or a Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Corporation or such Subsidiary, as the case may be;

         (viii) the incurrence by the Corporation or any of its Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Certificate of Designations to be outstanding;

and
         (ix) the incurrence by the Corporation and any of its Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $10.0 million.

         (c) Merger, Consolidation or Sale of Assets. The Corporation shall not consolidate or merge with or into (whether or not the Corporation is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Corporation is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Corporation) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any states, any state thereof or the District of Columbia; (ii) the Series E Preferred Stock shall be converted into or exchanged for and shall become shares of such successor, transferee or resulting Person, having in respect of such successor, transferee or resulting Person the same powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon, that the Series E Preferred Stock had immediately prior to such transaction; (iii) immediately after such transaction no Voting Rights Triggering Event exists; (iv) such transaction will not result in the loss or suspension or material impairment of any Material Broadcast License; and (v) except in the case of a merger of the Corporation with or into a Wholly Owned Subsidiary of the Corporation, the Corporation or the entity or Person formed by or surviving any such consolidation or merger (if other than the Corporation), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Corporation immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio test set forth in Section 8(b) hereof.

         (d) Transactions with Affiliates. The Corporation shall not, and shall not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Corporation or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Corporation or such Subsidiary with an unrelated Person and (ii) the Corporation delivers to the Holders (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors that are disinterested as to such Affiliate Transaction and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that (1) transactions between or among the Corporation and/or its Wholly-Owned Subsidiaries, (2) the redemption or repurchase of the Existing MMR Indebtedness, (3) transactions and agreements specifically contemplated by the Termination and Assignment Agreement between the Corporation and SCMC as in effect on the Initial Issue Date, (4) payments required by the terms of the joint lease among the Corporation, SCMC and the landlord thereunder for the Corporation's corporate headquarters located at 650 Madison Avenue, New York, New York and any agreements directly related thereto, in each case, as the same are in effect on the Initial Issue Date, (5) payments made by the Corporation to SCMC for the facilities maintenance and other services and reimbursements pursuant to the Shared Facilities Agreement, (6) payments and other transactions by the Corporation pursuant to the Management Termination Agreements, (7) any Restricted Payments that are permitted by
Section 8(a) hereof and any Permitted Investments, (8) the transactions and agreements specifically contemplated by the Merger Agreement, the Acquisition Agreements or by instruments referred to in any such agreements and (9) any Spin-Off Transaction, in each case, shall not be deemed to be Affiliate Transactions.

         (e) Payments for Consent. Neither the Corporation nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of dividend or other distribution, fee or otherwise, to any Holder of any Series E Preferred Stock for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Certificate of Designations or the Series E Preferred Stock unless such consideration is offered to be paid and is paid to all Holders of the Series E Preferred Stock that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

         (f) Reports.

         (i) Whether or not required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), so long as any shares of Series E Preferred Stock are outstanding, the Corporation shall furnish to the Holders of Series E Preferred Stock (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Corporation were required to file such Forms, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Corporation's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Corporation were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Corporation shall file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

         (ii) The Corporation shall deliver to the Holders, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Corporation and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether the Corporations has kept, observed, performed and fulfilled its obligations under this Certificate of Designations and further stating, as to each such officer signing such certificate, that to the best of his or her knowledge the Corporation has kept, observed, performed and fulfilled each and every covenant contained in this Certificate of Designations and is not in default in the performance or observance of any of the terms, provisions and conditions of this Certificate of Designations (or, if any such default shall have occurred, describing all such defaults of which he or she may have knowledge and what action the Corporation is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the Liquidation Preference of or dividends, if any, on the Series E Preferred Stock is prohibited or if such event has occurred, a description of the event and what action the Corporation is taking or proposes to take with respect thereto.

         (iii) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 8(f)(i) above shall be accompanied by a written statement of the Corporation's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Corporation has violated any provisions of this Certificate of Designations or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (iv) The Corporation shall, so long as any of the shares of Series E Preferred Stock are outstanding, deliver to the Holders, forthwith upon any Executive Officer of the Corporation becoming aware of any default under this Certificate of Designations, an Officers' Certificate specifying such default and what action the Corporation is taking or proposes to take with respect thereto.

         (g) Conflicts with By-laws. If any provisions of the Corporation's By-laws conflict in any way with this Certificate of Designations, the Corporation shall, so long as any of the shares of Series E Preferred Stock are outstanding, take all necessary actions to amend such By-laws and thereby resolve the conflict.

         SIXTH: The Certificate of Designations, Preferences, and Relative Rights, Qualifications, Limitations and Restrictions of the 12 5/8% Series E Cumulative Exchangeable Preferred Stock Due October 31, 2006 is hereby amended to read in its entirety as shown in Exhibit A, attached hereto.

         IN WITNESS WHEREOF, SFX Broadcasting, Inc. has caused this Certificate of Amendment to be signed by Michael G. Ferrel, its President on February 10, 1998.

                                            SFX BROADCASTING, INC

                                            By:    /s/ Michael G. Ferrel
                                                ------------------------
                                                  Michael G. Ferrel
                                                  President


ATTESTATION

                  The undersigned attests that the foregoing was executed on the date indicated by Michael G. Ferrel, who is the duly elected and acting President of SFX Broadcasting, Inc.

/s/ Howard J. Tytel
-------------------
Howard J. Tytel
Secretary

                                   EXHIBIT A


                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                   AND RELATIVE, PARTICIPATING, OPTIONAL AND
                       OTHER SPECIAL RIGHTS OF PREFERRED
                     STOCK AND QUALIFICATIONS, LIMITATIONS
                            AND RESTRICTIONS THEREOF

                                       OF

               12 5/8% SERIES E CUMULATIVE EXCHANGEABLE PREFERRED
                           STOCK DUE OCTOBER 31, 2006

                                       OF

                             SFX BROADCASTING, INC.

                           -------------------------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                           -------------------------

                  SFX Broadcasting, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, certifies that pursuant to the authority contained in Article 6 of its Restated Certificate of Incorporation (the "Certificate of Incorporation") and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation by unanimous written consent dated January 17, 1997 duly approved and adopted the following resolution which resolution remains in full force and effect on the date hereof:

                  RESOLVED, that pursuant to the authority vested in the Board of Directors by its Certificate of Incorporation, the Board of Directors does hereby designate, create, authorize and provide for the issue of 125/8% Series E Cumulative Exchangeable Preferred Stock due October 31, 2006 (the "Series E Preferred Stock"), par value $0.01 per share, with a liquidation preference of $100.00 per share, consisting of 4,150,000 shares, having the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

                  1.       Certain Definitions.

                  Unless the context otherwise requires, the terms defined in this Section 1 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

                  Acquired Debt. The term "Acquired Debt" shall mean, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

                  Acquisition Agreements. The term "Acquisition Agreements" shall mean the acquisition agreements relating to the Pending Acquisitions (as defined in the Consent Solicitation Statement of the Corporation dated January 7, 1998, as supplemented by Supplement No. 1 thereto dated January 28, 1998) as they may be amended from time to time and all transactions and agreements specifically contemplated thereby or by instruments referred to therein.

                  Advertising Business. The term "Advertising Business" shall mean any business deriving substantially all of its revenues from the (i) sale of advertisements and (ii) sale of products or provision of services to any business described in clause (i) above.

                  Affiliate. The term "Affiliate" of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

                  Affiliate Transaction. The term "Affiliate Transaction" shall have the meaning set forth in Section 8(d) below.

                  Applicable Redemption Price. The term "Applicable Redemption Price" shall mean a price per share equal to the following redemption prices (expressed as a percentage of the Liquidation Preference thereof) during the twelve-month periods commencing on January 15 of the years indicated:

                  2002......................................106.313%
                  2003......................................104.734%
                  2004......................................103.156%
                  2005......................................101.578%
                  2006 and thereafter ......................100.000%

in each case, together with accrued and unpaid dividends (if any) thereon to the Redemption Date.

                  Asset Sale. The term "Asset Sale" shall mean (i) the sale, lease, conveyance or other disposition of any assets (including without limitation, by way of a sale and leaseback or pursuant to an LMA or similar arrangement); provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Corporation and its Subsidiaries taken as a whole will be governed by the Sections 7 and 8(c) hereof and (ii) the issue or sale by the Corporation or any of its Subsidiaries of Equity Interests of any of the Corporation's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a Fair Market Value in excess of $5.0 million or (b) for aggregate net proceeds in excess of $5.0 million. Notwithstanding the foregoing: (i) the Pending Dispositions, the Chancellor Exchange and the CBS Exchange, in each case as described in the Prospectus Supplement dated January 17, 1997, in all material respects, (ii) a transfer of assets by the Corporation to a Wholly Owned Subsidiary or by a Wholly Owned Subsidiary to the Corporation or to another Wholly Owned Subsidiary, (iii) an issuance of Equity Interests by a Wholly Owned Subsidiary to the Corporation or to another Wholly Owned Subsidiary, (iv) a Restricted Payment that is permitted under Section 8(a) hereof and (v) sales of obsolete equipment in the ordinary course of business, will not be deemed to be Asset Sales.

                  Attributable Debt. The term "Attributable Debt" in respect of a sale and leaseback transaction shall mean, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

                  Bank Facilities. The term "Bank Facilities" shall mean, with respect to the Corporation, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Indebtedness under Bank Facilities outstanding on the date on which the Series E Preferred Stock is first issued under the Certificate of Designations shall be deemed to have been incurred on such date in reliance on the exception provided by clause (i) under Section 8(b).

                  Broadcast Business. The term "Broadcast Business" shall mean any business, the majority of whose revenues are derived from the broadcast of radio programming.

                  Business Day. The term "Business Day" shall mean a day other than a Saturday or Sunday or any federal holiday.

                  Capital Lease Obligation. The term "Capital Lease Obligation" shall mean, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

                  Capital Stock. The term "Capital Stock" shall mean (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  Cash Equivalents. The term "Cash Equivalents" shall mean (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition.

                  CBS Exchange. The term "CBS Exchange" shall mean the pending exchange by the Corporation of radio station WHFS-FM, operating in Washington, D.C./Baltimore, Maryland, for KTXQ-FM and KRRW-FM, both operating in Dallas, Texas, and owned by CBS, Inc.

                  Chancellor Exchange. The term "Chancellor Exchange" shall mean the pending exchange of the Corporation's radio stations WBAB-FM, WHFM-FM, WBLI-FM and WGBB-AM, each operating on Long Island, New York, for WFYV-FM and WAPE-FM, both operating in Jacksonville, Florida, and a payment to the Corporation of $11.0 million in cash.

                  Change of Control. The term "Change of Control" shall mean the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Corporation and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principal or his Related Parties (as defined below), (ii) the adoption of a plan relating to the liquidation or dissolution of the Corporation, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principal and his Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of Voting Stock of the Corporation having more than 35% of the combined voting power of all classes of Voting Stock of the Corporation then outstanding or (iv) the first day on which a majority of the members of the Board of Directors of the Corporation are not Continuing Directors.

                  Change of Control Offer. The term "Change of Control Offer" shall have the meaning set forth in Section 7(a) below.

                  Change of Control Payment. The term "Change of Control Payment" shall have the meaning set forth in Section 7(a) below.

                  Change of Control Payment Date. The term "Change of Control Payment Date" shall have the meaning set forth in Section 7(d)(ii) below.

                  Class A Common Stock. The term "Class A Common Stock" shall mean the Corporation's Class A Common Stock, par value $.01 per share.

                  Class B Common Stock. The term "Class B Common Stock" shall mean the Corporation's Class B Common Stock, par value $.01 per share.

                  Common Equity. The term "Common Equity" shall mean all shares now or hereafter authorized of any class of common stock of the Corporation, including the Class A Common Stock and Class B Common Stock, and any other stock of the Corporation, howsoever designated, authorized after the Initial Issue Date, that have the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

                  Consent Solicitations. The term "Consent Solicitations" means the consent solicitations of the Corporation made pursuant to the Consent Solicitation Statements dated January 7, 1998, as supplemented by Supplements No. 1 thereto dated January 28, 1998, to the holders of the Corporation's 103/4% Senior Subordinated Notes due 2006 and to the holders of the Series E Preferred Stock and the related Information Statement.

                  Consolidated Cash Flow. The term "Consolidated Cash Flow" shall mean, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale by such Person or any of its Subsidiaries during such period (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) Consolidated Interest Expense of such Person for such period, to the extent any such Consolidated Interest Expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income, plus (v) the Specified Charges (as defined in the Corporation's Consent Solicitation Statement dated January 7, 1998, as supplemented by Supplement No. 1 thereto dated January 28, 1998, relating to the Series E Preferred Stock), plus (vi) to the extent that such Consolidated Net Income was reduced thereby
(a) amortization of the expenses incurred in connection with the Consulting, Non-Compete and Termination Agreement among the Corporation, SBI Holding Corporation and Robert F.X. Sillerman dated as of August 24, 1997, (b) consent fees and expenses directly related to the Consent Solicitations, (c) legal and other costs associated with pending or threatened litigation in connection with the SBI Merger and (d) other unusual and nonrecurring charges paid or accrued in 1997 or 1998 (including, but not limited to, legal, accounting, investment banking, severance and termination fees) relating to the SBI Merger, the Spin-Off, the Pending Acquisitions or transactions related thereto; provided that the aggregate amount of charges that may be added to Consolidated Net Income pursuant to this clause (d) to determine Consolidated Cash Flow for any four-quarter period will not exceed $13.5 million (net of expenses reimbursed or paid by SFX Entertainment) less (vii) all non-cash items increasing Consolidated Net Income for such period (excluding any such non-cash income to the extent it represents an accrual of cash income in any future period), in each case, on a consolidated basis and determined in accordance with GAAP.

                  Consolidated Indebtedness. The term "Consolidated Indebtedness" of any Person as of any date of determination shall mean the sum (without duplication) of (i) the total amount of Indebtedness and Attributable Debt of such Person and its Subsidiaries, plus (ii) the total amount of other Indebtedness shown on the balance sheet of the primary obligor on such Indebtedness, to the extent that such Indebtedness has been Guaranteed by such Person or one of its Subsidiaries, plus (iii) the aggregate liquidation value or redemption amount (if larger) of all Disqualified Stock of such Person and all preferred stock of Subsidiaries of such Person, in each case, determined on a consolidated basis in accordance with GAAP.

                  Consolidated Interest Expense. The term "Consolidated Interest Expense" shall mean, with respect to any Person for any period, the sum of (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred stock of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

                  Consolidated Net Income. The term "Consolidated Net Income" shall mean, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or to a Wholly Owned Subsidiary thereof, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders,
(iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

                  Consolidated Net Worth. The term "Consolidated Net Worth" shall mean, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Certificate of

Designations in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

                  Continuing Directors. The term "Continuing Directors" shall mean, as of any date of determination, any member of the Board of Directors of the Corporation who (i) was a member of such Board of Directors on the Initial Issue Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

                  Credit Agreement. The term "Credit Agreement" shall mean that certain credit agreement by and among the Corporation, the Corporation's Subsidiaries, as guarantors, The Bank of New York, as agent, and the lenders party thereto, providing for $225 million of revolving credit borrowings, including any related notes, guarantees, collateral documents, and other agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

                  Debt to Cash Flow Ratio. The term "Debt to Cash Flow Ratio" shall mean, as of any date of determination, the ratio of (a) the Consolidated Indebtedness as of such date to (b) the Consolidated Cash Flow of the Corporation and its Subsidiaries on a consolidated basis for the four most recent full fiscal quarters ending immediately prior to such date for which internal financial statements are available. For purposes of calculating Consolidated Cash Flow for the computation referred to above, (i) acquisitions that have been made by the Corporation or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the date on which such Ratio is being calculated (the "Calculation Date") shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded.

                  Default. The term "Default" shall mean any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

                  Disqualified Stock. The term "Disqualified Stock" shall mean any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the mandatory redemption date of the Series E Preferred Stock.

                  Dividend Payment Date. The term "Dividend Payment Date" shall have the meaning set forth in Section 2(a) below.

                  Dividend Period. The term "Dividend Period" shall mean the period from, and including, the Initial Issue Date to, but not including, the first Dividend Payment Date and thereafter, each period from, and including, the preceding Dividend Payment Date to, but not including the next Dividend Payment Date.

                  Entertainment Companies. The term "Entertainment Companies" shall mean SFX Entertainment and any and all of its direct and indirect Subsidiaries.

                  Equity Interests. The term "Equity Interests" shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  Exchange Date. The term "Exchange Date" shall have the meaning set forth in Section 5(b) below.

                  Exchange Debentures. The term "Exchange Debentures" shall mean the Corporations's 12 5/8% Senior Subordinated Exchange Debentures due October 31, 2006 issuable in exchange for the Corporation's Series E Preferred Stock.

                  Exchange Indenture. The term "Exchange Indenture" shall mean that certain indenture under which the Exchange Debentures would be issued and which shall be substantially in the form attached as Annex A hereto.

                  Executive Officer. The term "Executive Officer" shall mean any officer of the Corporation that would be deemed to be an "executive officer" within meaning of the rules and regulations of the Securities and Exchange Commission.

                  Existing Indebtedness. The term "Existing Indebtedness" shall mean all Indebtedness of the Corporation and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Initial Issue Date, until such amounts are repaid.

                  Existing MMR Indebtedness. The term "Existing MMR Indebtedness" shall mean all Indebtedness of MMR and its Subsidiaries in existence at the closing of the MMR Merger, until such amounts are repaid.

                  Fair Market Value. The term "Fair Market Value" shall mean, with respect to any asset or property, the sale value that would be obtained in an arm's length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

                  GAAP. The term "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Initial Issue Date.

                  Government Securities. The term "Government Securities" shall mean direct obligations of, or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged.

                  Guarantee. The term "Guarantee" shall mean a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

                  Hedging Obligations. The term "Hedging Obligations" shall mean, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

                  Holder. The term "Holder" shall mean the record holder of one or more shares of Series E Preferred Stock, as shown on the books and records of the Transfer Agent.

                  Indebtedness. The term "Indebtedness" shall mean, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or payment obligations under an LMA or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

                  Initial Issue Date. The term "Initial Issue Date" shall mean the date that shares of Series E Preferred Stock are first issued by the Corporation.

                  Investments. The term "Investments" shall mean, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Corporation for consideration consisting of Common Equity shall not be deemed to be an Investment. If the Corporation or any Subsidiary of the Corporation sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Corporation such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Corporation, the Corporation shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Subsidiary not sold or disposed of.

                  Junior Securities. The term "Junior Securities" shall mean any class of stock ranking junior to the Series E Preferred Stock as to the payment of dividends and as to rights in liquidation, dissolution or winding up of the affairs of the Corporation. The Corporation's Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are expressly defined and included as Junior Securities.

                  Lien. The term "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                  Liquidation Preference. The term "Liquidation Preference" shall mean $100 per share of Series E Preferred Stock.

                  Local Marketing Agreement or LMA. The terms "Local Marketing Agreement" or "LMA" shall mean a local marketing arrangement, sale agreement, time brokerage agreement, management agreement or similar arrangement pursuant to which a Person, subject to customary preemption rights and other limitations
(i) obtains the right to sell at least a majority of the advertising inventory of a radio station of which a third party is the licensee, (ii) obtains the right to broadcast programming and sell advertising time during a majority of the air time of a radio station or (iii) manages the selling operations of a radio station with respect to at least a majority of the advertising inventory of such station.

                  Management Termination Agreements. The term "Management Termination Agreements" shall mean each of (i) the termination agreement between the Corporation and R.

Steven Hicks, dated April 16, 1996, and (ii) the amendment to the employment agreement between the Corporation and D. Geoffrey Armstrong, effective as of April 15, 1996, in each case, as in effect on the Initial Issue Date.

                  Mandatory Redemption Date. The term "Mandatory Redemption Date" shall have the meaning set forth in Section 4(a) below.

                  Material Broadcast License. The term "Material Broadcast License" shall mean one or more authorizations issued by the Federal Communications Commission for the operation of AM or FM radio stations that individually or collectively are material to the financial condition, results of operations or prospects of the Corporation and its Subsidiaries taken as a whole.

                  Meadows Repurchase. The term "Meadows Repurchase" shall mean the redemption by the Corporation of up to 250,838 shares of Class A Common Stock for $33.00 per share, pursuant to the Agreement of Merger, dated February 12, 1997, by and among the Corporation, NOC-Acquisition Corp., CAPCO Acquisition Corp., QN Acquisition Corp., Nederlander of Connecticut, Inc., Connecticut Ampitheater Development Corporation, QN Corp., Connecticut Performing Arts, Inc. and Connecticut Performing Arts Partners and the Stockholders of Nederlander of Connecticut, Inc,. Connecticut Ampitheater Development Corporation and QN Corp. listed on the signature page thereto.

                  Merger Agreement. The term "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of August 24, 1997, as it may be amended from time to time, among the Corporation, SBI Holding Corporation and SBI Radio Acquisition Corporation and all transactions and agreements specifically contemplated thereby or by instruments referred to therein.

                  MMR. The term "MMR" shall mean Multi-Market Radio, Inc., a Delaware corporation.

                  MMR Merger. The term "MMR Merger" shall mean the merger of SFX Merger Company, a Wholly Owned Subsidiary of the Corporation, with and into MMR, pursuant to which MMR became a Wholly Owned Subsidiary of the Corporation.

                  Net Income. The term "Net Income" shall mean, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with
(a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such person or any of its Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

                  Net Proceeds. The term "Net Proceeds" shall mean the aggregate cash proceeds received by the Corporation or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Senior Debt) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

                  New Note Indenture. The term "New Note Indenture" shall mean the indenture governing the Corporation's 10 3/4% Senior Subordinated Notes due 2006.

                  New Notes. The term "New Notes" shall mean the Corporation's 10 3/4% Senior Subordinated Notes due 2006.

                  Obligations. The term "Obligations" shall mean any principal, interest, penalties, fees (including, but not limited to, reasonable fees and expenses of counsel), indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  Officers' Certificate. The term "Officers' Certificate" shall mean a certificate signed on behalf of the Corporation by two officers of the Corporation, one of whom must be the Chief Executive Officer, the Chief Financial Officer, the Treasurer or the principal accounting officer of the Corporation that meets the requirements of Section 10 hereof.

                  Pari Passu Debt. The term "Pari Passu Debt" shall mean (i) the New Notes and (ii) all other Indebtedness that ranks pari passu in right of payment with the Exchange Debentures.

                  Parity Securities. The term "Parity Securities" shall mean any class or series of stock of the Corporation authorized after the Initial Issue Date that is entitled to receive payment of dividends and to receive assets upon liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the Series E Preferred Stock.

                  Pending Dispositions. The term "Pending Dispositions" shall mean, collectively, (i) the pending sale of KOLL-FM, operating in Little Rock, Arkansas, and (ii) the pending sale of WYAK-FM and WMYB-FM, both operating in Myrtle Beach, South Carolina.

                  Permitted Investments. The term "Permitted Investments" shall mean (a) any Investment in the Corporation or any Subsidiary of the Corporation; (b) any Investment in Cash

Equivalents; (c) any Investment by the Corporation or any Subsidiary of the Corporation in a Person, if after such Investment (i) such Person becomes a Subsidiary of the Corporation or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Corporation or a Subsidiary of the Corporation; (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the Corporation's debt agreements; (e) obligations or shares of Capital Stock received in connection with or as a result of a bankruptcy, workout or reorganization of the issuer of such obligations or shares of Capital Stock; (f) any Investment received involuntarily; (g) Investments in any Person (other than an Affiliate of the Corporation that is not also a Subsidiary of the Corporation) engaged in a Broadcast Business or an Advertising Business which Investments have an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (g) that are at the time outstanding, not to exceed $20.0 million and (h) other Investments in any Person (other than an Affiliate of the Corporation that is not also a Subsidiary of the Corporation) having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (h) that are at the time outstanding, not to exceed $15.0 million.

                  Permitted Liens. The term "Permitted Liens" shall mean (i) Liens securing Senior Debt of the Corporation or securing Indebtedness of any Subsidiary that, in either case, was permitted by the terms of the Exchange Indenture to be incurred; (ii) Liens in favor of the Corporation; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Corporation or any Subsidiary of the Corporation; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Corporation; (iv) Liens on property existing at the time of acquisition thereof by the Corporation or any Subsidiary of the Corporation, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any assets other than such assets so acquired; (v) Liens existing on the Initial Issue Date;
(vi) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; and (vii) Liens incurred in the ordinary course of business of the Corporation or any Subsidiary of the Corporation with respect to obligations that do not exceed $10.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Corporation or such Subsidiary.

                  Permitted Refinancing Debt. The term "Permitted Refinancing Debt" shall mean any Indebtedness of the Corporation or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Corporation or any of its Subsidiaries; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Exchange Debentures, such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Exchange Debentures on terms at least as favorable to the Holders of Exchange Debenture as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Permitted Refinancing Debt is incurred either by the Corporation or by the Subsidiary who was the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

                  Preferred Stock. The term "Preferred Stock," of any Person, shall mean Capital Stock of such Person of any class or series (however designated) that ranks prior, as to payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class or series of such Person.

                  Principal. The term "Principal" shall mean Robert F.X. Sillerman.

                  Record Date. The term "Record Date" shall have the meaning set forth in Section 2(a) below.

                  Redemption Date. The term "Redemption Date" shall have the meaning set forth in Section 4(e) below.

                  Related Party. The term "Related Party" with respect to the Principal shall mean (A) any spouse or immediate family member (in the case of an individual) of the Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons (as defined in "Change of Control") beneficially holding an 80% or more controlling interest of which consist of the Principal and/or such other persons referred to in the immediately preceding clause (A).

                  Restricted Investments. The term "Restricted Investment" shall mean an Investment other than a Permitted Investment.

                  SBI Merger. The term "SBI Merger" shall mean a merger of SBI Radio Acquisition

Corporation into the Corporation pursuant to the Merger Agreement.

                  SCMC. The term "SCMC" shall mean Sillerman Communications Management Corporation, a Delaware corporation.

                  Securities Act. The term "Securities Act" shall mean the Securities Act of 1933, as amended.

                  Senior Securities. The term "Senior Securities" shall mean
(i) the Series D Preferred Stock and (ii) any class or series of stock of the Corporation authorized after the Initial Issue Date ranking senior to the Series E Preferred Stock in respect of the right to receive dividends and in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the Corporation.

                  Series D Exchange Notes. The term "Series D Exchange Notes" shall mean the Corporation's 6 1/2% Subordinated Convertible Exchange Notes due 2007 issuable in exchange for the Corporation's Series D Preferred Stock.

                  Series D Exchange Note Indenture. The term "Series D Exchange
Note Indenture" shall mean the indenture governing the Corporation's 6 1/2% Subordinated Convertible Exchange Notes due 2007 issuable in exchange for the Corporation's Series D Preferred Stock.

                  Series D Preferred Stock. The term Series D Preferred Stock shall mean the Corporation's 6 1/2 Series D Cumulative Convertible Exchangeable Preferred Stock due May 31, 2007.

                  SFX Entertainment. The term "SFX Entertainment" shall mean SFX Entertainment, Inc., a subsidiary of the Corporation, newly formed in Delaware, to which the Corporation will contribute cash and all of the capital stock of SFX Concerts, Inc. (formerly known as Delsener/Slater Enterprises, Inc.) that the Corporation directly or indirectly owns.

                  SFX Merger Company. The term "SFX Merger Company" shall mean SFX Merger Company, a Delaware corporation.

                  Shared Facilities Agreement. The term "Shared Facilities Agreement" shall mean the Shared Facilities Agreement between the Corporation and SCMC, as in effect on the Initial Issue Date.

                  Significant Subsidiary. The term "Significant Subsidiary" shall mean any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

                  Spin-Off. The term "Spin-Off" shall mean the distribution of SFX Entertainment common stock pro rata to the holders of Class A Common Stock and the Class B Common Stock (and the transfer to an escrow account for delivery to the holders of certain warrants to receive Class A Common Stock) or other disposition pursuant to, or as permitted by, the Merger Agreement of all of the capital stock and assets of the Entertainment Companies.

                  Spin-Off Transactions. The term "Spin-Off Transactions" shall mean the Spin-Off, the Pending Acquisitions and the Merger Agreement as it relates to the transactions described or referred to under the "Proposed Amendments" and "Spin-Off" sections of the Consent Solicitation Statement of the Corporation dated January 7, 1998, as supplemented by Supplement No. 1 thereto dated January 28, 1998, relating to this Certificate of Designations.

                  Subsidiary. The term "Subsidiary" shall mean, with respect to any person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Voting Stock thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person (or a combination thereof) and
(ii) any partnership (a) the sole general partner or the managing general partner of which is such person or a Subsidiary of such person or (b) the only general partners of which are such person or of one or more Subsidiaries of such person (or any combination thereof); however, with respect to the Corporation, "Subsidiary" does not include the Entertainment Companies.

                  Transfer Agent. The term "Transfer Agent" shall mean the entity designated from time to time by the Corporation to act as the registrar and transfer agent for the Series E Preferred Stock.

                  Voting Stock. The term "Voting Stock" shall mean with respect to any specified Person, Capital Stock with voting power, under ordinary circumstances and without regard to the occurrence of any contingency, to elect the directors or other managers or trustees of such Person.

                  Voting Rights Trigger Event. The term "Voting Rights Trigger Event" shall have the meaning set forth in Section 6(b) below.

                  Weighted Average Life to Maturity. The term "Weighted Average Life to Maturity" shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

                  Wholly Owned Subsidiary. The term "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

                  2.       Dividends.

                  (a) The Holders of shares of the Series E Preferred Stock shall be entitled to receive, when, as and if dividends are declared by the Board of Directors out of funds of the Corporation legally available therefor, cumulative preferential dividends from the date such shares of Series E Preferred Stock are issued accruing at the rate per share of $12.625 per annum, payable semi-annually in arrears on January 15 and July 15 in each year or, if any such date is not a Business Day, on the next succeeding Business Day (each, a "Dividend Payment Date"), to the Holders of record as of the next preceding January 1 and July 1 (each, a "Record Date"). Dividends will be payable in cash, except that on each Dividend Payment Date occurring on or prior to January 15, 2002, dividends may be paid, at the Corporation's option, by the issuance of additional shares of Series E Preferred Stock (including fractional shares) having a aggregate Liquidation Preference equal to the amount of such dividends. The first dividend payment will be payable on July 15, 1997. Dividends payable on the Series E Preferred Stock will be computed on the basis of a 360-day year of twelve 30-day months and will be deemed to accrue on a daily basis.

                  (b) Dividends on the Series E Preferred Stock shall accrue whether or not the Corporation has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends will accumulate to the extent they are not paid on the Dividend Payment Date for the period to which they relate. Accumulated unpaid dividends will bear interest at the rate of 12 5/8% per annum. The Corporation shall take all actions required or permitted under Delaware law to permit the payment of dividends on the Series E Preferred Stock.

                  (c) No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding Series E Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid upon, or declared and a sufficient sum set apart for the payment of such dividend upon, all outstanding shares of Series E Preferred Stock. Unless full cumulative dividends on all outstanding shares of Series E Preferred Stock due for all past dividend periods shall have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, then: (i) no dividend (other than a dividend payable solely in shares of any Junior Securities) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior Securities; (ii) no other distribution shall be made upon or any sum set apart for the payment of any distribution upon, any shares of Junior Securities; (iii) no shares of Junior Securities shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange for shares of other Junior Securities) by the Corporation or any of its Subsidiaries; and (iv) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Junior Securities by the Corporation or any of its Subsidiaries. Holders of the Series E Preferred Stock will not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described.

            3.       Distributions Upon Liquidation, Dissolution or Winding Up.

         Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation or reduction or decrease in its capital stock resulting in a distribution of assets to the holders of any class or series of the Corporation's Capital Stock (a "reduction or decrease in capital stock"), each Holder of shares of the Series E Preferred Stock shall be entitled to payment out of the assets of the Corporation available for distribution of an amount equal to the Liquidation Preference per share of Series E Preferred Stock held by such Holder, plus accrued and unpaid dividends to the date fixed for liquidation, dissolution, winding up or reduction or decrease in capital stock, before any distribution is made on any Junior Securities, including, without limitation, Common Equity of the Corporation. After payment in full of the Liquidation Preference and all accrued dividends to which Holders of Series E Preferred Stock are entitled, such Holders will not be entitled to any further participation in any distribution of assets of the Corporation. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more corporations will be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation or reduction or decrease in capital stock, unless such sale, conveyance, exchange or transfer shall be in connection with a liquidation, dissolution or winding up of the business of the Corporation or reduction or decrease in capital stock.

            4.       Redemption by the Corporation

                  (a) On October 31, 2006 (the "Mandatory Redemption Date"), the Corporation shall redeem (subject to the legal availability of funds therefor) all outstanding shares of Series E Preferred Stock at a price in cash equal to the Liquidation Preference thereof, plus accrued and unpaid dividends to the date of redemption.

                  (b) Subject to Section 4(c) below, the Series E Preferred Stock may not be redeemed at the option of the Corporation prior to January 15, 2002. The Series E Preferred Stock may be redeemed, in whole or in part, at the option of the Corporation on or after January 15, 2002, at the Applicable Redemption Price.

                  (c) In addition, prior to January 15, 2000, the Corporation may, at its option, redeem up to 50% of the aggregate of (i) the Liquidation Preference of the Series E Preferred Stock issued (whether initially issued or issued in lieu of cash dividends) less the Liquidation Preference of Series E Preferred Stock exchanged for Exchange Debentures and (ii) the principal amount of Exchange Debentures issued (whether issued in exchange for Series E Preferred Stock or in lieu of cash interest), with the net proceeds of one or more Common Equity offerings received on or after the date of original issuance of the Series E Preferred Stock at a redemption price of 112.625% of the Liquidation Preference or principal amount, as the case may be, plus accumulated and unpaid dividends in the case of Series E Preferred Stock and accrued and unpaid interest in the case of Exchange Debentures; provided, that after any such redemption, if any Series E Preferred Stock or Exchange Debentures remain outstanding, at least $50 million in Liquidation Preference or principal amount, as applicable, of the Series E Preferred Stock or Exchange Debentures, as the case may be, remain outstanding; and provided further, that any such redemption shall occur within 75 days of the date of closing of such offering of Common Equity of the Corporation.

                  (d) In case of redemption of less than all of the shares of Series E Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata or by lot as determined by the Corporation in its sole discretion.

                  (e) Notice of any redemption shall be sent by or on behalf of the Corporation not more than 60 days nor less than 30 days prior to the date specified for redemption in such notice (including the Mandatory Redemption Date, the "Redemption Date"), by first class mail, postage prepaid, to all Holders of record of the Series E Preferred Stock at their respective last addresses as they shall appear on the books of the Corporation; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series E Preferred Stock except as to the Holder to whom the Corporation has failed to give notice or except as to the Holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series E Preferred Stock may be listed or admitted to trading, such notice shall state: (i) the paragraph of this Certificate of Designations pursuant to which the redemption is made; (ii) the Redemption Date; (iii) the Applicable Redemption Price; (iv) the number of shares of Series E Preferred to be redeemed and, if less than all shares held by such Holder are to be redeemed, the number of such shares to be redeemed;
(v) the place or places where certificates for such shares are to be surrendered for payment of the Applicable Redemption Price, including any procedures applicable to redemptions to be accomplished through book-entry transfers; and (vi) that dividends on the shares to be redeemed will cease to accrue on the Redemption Date. Upon the mailing of any such notice of redemption, the Corporation shall become obligated to redeem at the time of redemption specified thereon all shares called for redemption.

                  (f) If notice has been mailed in accordance with Section 4(e) above and provided that on or before the Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the Holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, dividends on the shares of the Series E Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series E Preferred Stock, and all rights of the Holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Applicable Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the Applicable Redemption Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the Holder thereof.

                  (g) Any funds deposited with a bank or trust company for the purpose of redeeming Series E Preferred Stock shall be irrevocable except that:

                           (i) the Corporation shall be entitled to receive
from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the Holders of any shares redeemed shall have no claim to such interest or other earnings; and

                           (ii) any balance of monies so deposited by the
Corporation and unclaimed by the Holders of the Series E Preferred Stock entitled thereto at the expiration of two years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the Holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

                  (h) No Series E Preferred Stock may be redeemed except with funds legally available for the purpose. The Corporation shall take all actions required or permitted under Delaware Law to permit any such redemption.

                  (i) Notwithstanding the foregoing provisions of this Section 4, unless the full cumulative dividends on all outstanding shares of Series E Preferred Stock shall have been paid or contemporaneously are declared and paid for all past dividend periods, none of the shares of Series E Preferred Stock shall be redeemed unless all outstanding shares of Series E Preferred Stock are simultaneously redeemed.

                  (j) All shares of Series E Preferred Stock redeemed pursuant to this Section 4 shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to series and may thereafter be reissued as shares of any series of preferred stock other than shares of Series E Preferred Stock.

                  5.       Exchange.

                  (a) The Corporation may, at its option on any Dividend Payment Date, exchange, in whole or in part, on a pro rata basis, the then outstanding Series E Preferred Stock for Exchange Debentures; provided that immediately after giving effect to any partial exchange, there shall be outstanding Series E Preferred Stock with an aggregate liquidation preference of not less than $50.0 million and not less than $50.0 million in aggregate principal amount of Exchange Debentures; and, provided further, that (i) on the date of such exchange there are no accumulated and unpaid dividends on the Series E Preferred Stock (including the dividend payable on such date) or other contractual impediments to such exchange; (ii) there shall be legally available funds sufficient therefor; (iii) such exchange would be permitted under the terms of the Series D Preferred Stock, to the extent then outstanding, and, immediately after giving effect to such exchange, no Default or Event of Default (each as defined in the Exchange Indenture) would exist under the Exchange Indenture, no default or event of default would exist under the Credit Agreement, the New Note Indenture or the Series D Exchange Note Indenture and no default or event of default under any material instrument governing Indebtedness outstanding at the time would be caused thereby; (iv) the Exchange Indenture has been qualified under the Trust Indenture Act, if such qualification is required at the time of exchange; and (v) the Corporation shall have delivered a written opinion to the Trustee (as defined herein) to the effect that all conditions to be satisfied prior to such exchange have been satisfied.

                  (b) The Exchange Debentures shall be issuable in all appropriate denominations. Notice of the intention to exchange shall be sent by or on behalf of the Corporation not more than 60 days nor less than 30 days prior to the date fixed for the exchange (the "Exchange Date"), by first class mail, postage prepaid, to each Holder of record of Series E Preferred Stock at its respective last addresses as they shall appear on the books of the Corporation; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the exchange of any shares of Series E Preferred Stock except as to the Holder to whom the Corporation has failed to give notice or except as to the Holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series E Preferred Stock may be listed or admitted to trading, such notice shall state:
(i) the Exchange Date; (ii) the place or places where certificates for such shares are to be surrendered for exchange, including any procedures applicable to exchanges to be accomplished through book-entry transfers; and (iii) that dividends on the shares of Series E Preferred Stock to be exchanged will cease to accrue on the Exchange Date. Prior to giving the notice of intention to exchange, the Corporation shall execute and deliver with a bank or trust company (the "Trustee"), with capital, surplus and undivided profits of not less than $100,000,000, selected by the Corporation, and qualify under the Trust Indenture Act of 1939, as amended, the Exchange Indenture with such changes as would not adversely affect any of the voting powers, preferences and relative, participating, optional and other special rights of any holders of Series E Preferred Stock as may be required by law or usage.

                  (c) A Holder delivering Series E Preferred Stock for exchange will not be required to pay any taxes or duties in respect of the issue or delivery of Exchange Debentures on exchange but will be required to pay any tax or duty that may be payable in respect of any transfer involved in the issue or delivery of the Exchange Debentures in a name other than that of the Holder of the Series E Preferred Stock. Certificates representing Exchange Debentures will not be issued or delivered unless all taxes and duties, if any, payable by the Holder have been paid.

                  (d) If notice of any exchange has been properly given, and if on or before the Exchange Date the Exchange Debentures have been duly executed and authenticated and an amount in cash equal to all accrued and unpaid dividends thereon to the Exchange Date has been deposited with the Transfer Agent, then on or after the close of business on the Exchange Date, the shares of Series E Preferred to be exchanged will no longer be deemed to be outstanding and may thereafter be issued in the same manner as the other authorized but unissued preferred stock, but not as Series E Preferred Stock, and all rights of the Holders thereof as stockholders of the Corporation will cease, except the right of the Holders to receive upon surrender of their certificates the Exchange Debentures and all accrued and unpaid dividends thereon to the Exchange Date.

                  (e) As a condition to the exercise of the exchange rights described in this Section 5, the Corporation shall deliver an opinion to the Trustee as to the due authorization, execution, delivery and enforceability of both the Exchange Debentures and the Exchange Debenture Indenture.

                  6.       Voting Rights.

                  (a) The Holders of record of shares of Series E Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Section 6 or as otherwise provided by law.

                  (b)      If and upon:

                           (i) the accumulation of accrued and unpaid dividends on the outstanding Series E Preferred Stock in an amount equal to three (3) full semi-annual dividends (whether or not consecutive);

                           (ii) the failure of the Corporation to satisfy any mandatory redemption or repurchase obligation (including, without limitation, pursuant to any required Change of Control Offer) with respect to the Series E Preferred Stock;

                           (iii) the failure of the Corporation to make a Change of Control Offer on the terms and in accordance with the provisions described below in Section 7 hereof;

                           (vi) the failure of the Corporation to comply with any of the other covenants or agreements set forth in this Certificate of Designations and the continuance of such failure for 60 consecutive days or more; or

                           (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Corporation or any of its Subsidiaries (or the payment of which is guaranteed by the Corporation or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Initial Issue Date, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or
         (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more (each of the events described in clauses 6(b)(i) through (v) being referred to herein as a "Voting Rights Trigger Event");

then the authorized number of members of the Corporation's Board of Directors will be immediately and automatically increased by two, and the Holders of a majority of the outstanding shares of Series E Preferred Stock, voting separately as a class, shall be entitled to elect two directors of the Corporation.

                  (c) Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the Holders of Series E Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such annual meetings or by the written consent of the Holders of Series E Preferred Stock. Such right of the Holders of Series E Preferred Stock to elect directors may be exercised until (i) all dividends in arrears shall have been paid in full and (ii) all other Voting Rights Trigger Events have been cured or waived, at which time the right of the Holders of Series E Preferred Stock to elect such number of directors shall cease, the term of such directors previously elected shall thereupon terminate, and the authorized number of directors of the Corporation shall thereupon return to the number of authorized directors otherwise in effect, but subject always to the same provisions for the renewal and divestment of such special voting rights in the case of any such future dividend default or defaults or any such failure to make redemption payments.

                  (d) At any time when such voting right shall have vested in the Holders of Series E Preferred Stock and if such right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of Holders of record of 10% or more of the Series E Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of Holders of Series E Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the Holders of record of 10% of the shares of Series E Preferred Stock then outstanding may designate in writing a Holder of Series E Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the place for holding annual meetings of the Corporation or, if none, at a place designated by such Holder. Any Holder of Series E Preferred Stock that would be entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this Section. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called if any such request is received less than 90 days before the date fixed for the next ensuing annual or special meeting of stockholders.

                  (e) If the directors so elected by the Holders of Series E Preferred Stock shall cease to serve as a director before his term shall expire, the Holders of Series E Preferred Stock then outstanding may, at a special meeting of the Holders called as provided above, elect a successor to hold office for the unexpired term of the director whose place shall be vacant.

                  (f) The Corporation shall not, without the affirmative vote or consent of the Holders of a majority of the then outstanding shares of Series E Preferred Stock (with shares held by the Corporation or any of its Affiliates not being considered to be outstanding for this purpose) amend or otherwise alter its Certificate of Incorporation in any manner that adversely affects the rights of Holders of Series E Preferred Stock.

                  (g) Without the consent of each Holder affected, an amendment or waiver may not (with respect to any shares of Series E Preferred Stock held by a non-consenting Holder):

                           (i) alter the voting rights with respect to the Series E Preferred Stock or reduce the number of shares of Series E Preferred Stock whose Holders must consent to an amendment, supplement or waiver;

                           (ii) reduce the Liquidation Preference of or change the Mandatory Redemption Date of any share of Series E Preferred Stock or alter the provisions with respect to the redemption of the Series E Preferred Stock (other than provisions relating to the covenant described above in Section 7 hereof);

                           (iii) reduce the rate of or change the time for payment of dividends on any share of Series E Preferred Stock;

                           (iv) waive a default or event of default in the payment of dividends or on the Series E Preferred Stock;

                           (v) make any share of Series E Preferred Stock payable in any form other than that stated in this Certificate of Designations;

                           (vi) make any change in the provisions of this Certificate of Designations relating to waivers of the rights of Holders of Series E Preferred Stock to receive the

         Liquidation Preference, dividends on the Series E Preferred Stock;

                           (vii) waive a redemption payment with respect to any share of Series E Preferred Stock (other than a payment required by the covenant described above in Section 7 hereof); or

                           (viii) make any change in the foregoing amendment and waiver provisions.

                  (h) The Corporation shall not, without the consent of at least 662/3% of the then outstanding shares of Series E Preferred Stock (with shares held by the Corporation or its Affiliates not being considered to be outstanding for this purpose), authorize, create (by way of reclassification or otherwise) or issue any Senior Securities or any obligation or security convertible or exchangeable into or evidencing a right to purchase, shares of any class or series of Senior Securities.

                  (i) In addition, any amendment to the provisions of Section 7 hereof (including the related definitions) will require the consent of the Holders of at least 75% of the shares of Series E Preferred Stock then outstanding (with shares held by the Corporation or its Affiliates not being considered to be outstanding for this purpose) if such amendment would adversely affect the rights of Holders of Series E Preferred Stock.

                  (j) The Corporation in its sole discretion may without the vote or consent of any Holders of the Series E Preferred Stock amend or supplement this Certificate of Designations:

                           (i) to cure any ambiguity, defect or inconsistency;

                           (ii) to provide for uncertificated Series E
         Preferred Stock in addition to or in place of certificated Series E Preferred Stock; or

                           (iii) to make any change that would provide any additional rights or benefits to the Holders of the Series E Preferred Stock or that does not adversely affect the legal rights or benefits under this Certificate of Designations of any such Holder.

                  7.       Change of Control.

                  (a) Upon the occurrence of a Change of Control, each Holder of Series E Preferred Stock shall have the right to require the Corporation to repurchase all or any part of such Holder's shares of Series E Preferred Stock (a "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate Liquidation Preference thereof plus accrued and unpaid dividends, if any, thereon to the date of purchase (the "Change of Control Payment").

                  (b) The Change of Control Offer shall include all instructions and materials necessary to enable Holders to tender their shares of Series E Preferred Stock.

                  (c) The Corporation shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the shares of Series E Preferred Stock as a result of a Change of Control.

                  (d) Within 30 days following any Change of Control, the Corporation shall mail a notice to each Holder stating:

                           (i) that the Change of Control Offer is being made pursuant to this Section 7 and that all shares of Series E Preferred Stock tendered will be accepted for payment;

                           (ii) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

                           (iii) that any share of Series E Preferred Stock not tendered will continue to accrue dividends;

                           (iv) that, unless the Corporation fails to pay the Change of Control Payment, all shares of Series E Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accrue dividends after the Change of Control Payment Date;

                           (v) that Holders electing to have any shares of Series E Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender the shares of Series E Preferred Stock, with the form entitled "Option of Holder to Elect Purchase" which shall be included with the Notice of Change of Control completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

                           (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the number of shares of Series E Preferred Stock delivered for purchase, and a statement that such Holder is withdrawing his election to have such shares purchased; and

                           (vii) the circumstances and relevant facts regarding such Change of Control (including, but not limited to, information with respect to pro forma historical financial information after giving effect to such Change of Control and information regarding the Person or Persons acquiring control).

                  (e) On the Change of Control Payment Date, the Corporation shall, to the extent lawful, (i) accept for payment all shares of Series E Preferred Stock properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all shares of Series E Preferred Stock so tendered and (iii) deliver or cause to be delivered to the Transfer Agent shares of Series E Preferred Stock so accepted together with an Officers' Certificate stating the aggregate Liquidation Preference of the shares of Series E Preferred Stock or portions thereof being purchased by the Corporation. The Paying Agent shall promptly mail to each Holder of Series E Preferred Stock so tendered the Change of Control Payment for such Series E Preferred Stock and the Transfer Agent will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new certificate representing the shares of Series E Preferred Stock equal in Liquidation Preference amount to any unpurchased portion of the shares of Series E Preferred Stock surrendered, if any. The Corporation shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                  (f) Prior to complying with the provisions of this Section 7, but in any event within 90 days following a Change of Control, the Corporation shall either repay all outstanding Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Indebtedness, in each case to the extent required to permit the repurchase of Series E Preferred Stock required by this Section 7. If the Corporation fails to make such repayment or obtain such consents within such time period, it will result in a Voting Rights Triggering Event, but the obligation to commence and consummate a Change of Control Offer will be suspended until such repayment is made or such consents are obtained. If such consents are not obtained, the Corporation will not repurchase any Series E Preferred Stock until the 91st day following the retirement of the New Notes. The Corporation will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                  (g) The Corporation shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 7 applicable to a Change of Control Offer made by the Corporation and purchases all shares of Series E Preferred Stock validly tendered and not withdrawn under such Change of Control Offer.

         8.       Certain Covenants

                  (a) Restricted Payments. The Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Corporation's Parity Securities or Junior Securities (including, without limitation, any payment in connection with any merger or consolidation involving the Corporation) or to the direct or indirect holders of the Corporation's Parity Securities or Junior Securities in their capacity as such (other than dividends or distributions payable in Capital Stock (other than Disqualified Stock) of the Corporation); (ii) purchase, redeem or otherwise acquire or retire for value any Parity Securities or Junior Securities of the Corporation;
(iii) make any payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Junior Securities, except payments of the Liquidation Preference thereof at final maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

                  (a) no Voting Rights Triggering Event shall have occurred and be continuing or would occur as a consequence thereof; and

                  (b) the Corporation would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $l.00 of additional Indebtedness (other than Permitted Debt) pursuant to the Debt to Cash Flow Ratio test set forth below under Section 8(b) hereof; and

                  (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments declared or made after the Initial Issue Date (other than Restricted Payments permitted by clauses (2), (5), (6),
(10), (13) or (14) of the following paragraph) shall not exceed, at the date of determination, the sum of (1) an amount equal to the Corporation's Consolidated Cash Flow from the Initial Issue Date to the end of the Corporation's most recently ended full fiscal quarter for which internal financial statements are available, taken as a single accounting period, less the product of 1.4 times the Corporation's Consolidated Interest Expense from the Initial Issue Date to the end of the Corporation's most recently ended full fiscal quarter for which internal financial statements are available, taken as a single accounting period, plus (2) an amount equal to the net cash proceeds received by the Corporation from the issue or sale after the Initial Issue Date of Equity Interests of the Corporation (other than (i) sales of Disqualified Stock and (ii) Equity Interests sold to any of the Corporation's Subsidiaries) or of debt securities or Disqualified Stock (other than the Series D Preferred Stock) of the Corporation issued after the Initial Issue Date that have been converted into such Equity Interests plus (3) to the extent that any Restricted Investment that was made after the Initial Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment.

         If no Voting Rights Triggering Event shall have occurred and be continuing as a result thereof, the foregoing provisions will not prohibit: (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Certificate of Designations; (2) the redemption, repurchase, retirement or other acquisition of any Equity interests of the Corporation in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Corporation) of other Equity Interests of the Corporation (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(2) of the preceding paragraph;
(3) cash payments made in respect of fractional shares of Capital Stock not to exceed $100,000 in the aggregate in any fiscal year; (4) the payment of dividends on the shares of Series D Preferred Stock in accordance with the terms thereof as in effect on the Initial Issue Date; (5) the issuance of Series D Exchange Notes in exchange for the Series D Preferred Stock; provided that such issuance is permitted by Section 8(b) hereof; (6) the issuance of Exchange Debentures in exchange for the Series E Preferred Stock; provided that such issuance is permitted by Section 8(b) hereof; (7) in the event that the Corporation elects to issue the Series D Exchange Notes in exchange for the Series D Preferred Stock, cash payments made in lieu of the issuance of Series D Exchange Notes having a face amount less than $50 and any cash payments representing accrued and unpaid dividends in respect thereof, not to exceed $100,000 in the aggregate in any fiscal year; (8) in the event that the Corporation elects to issue Exchange Debentures in exchange for Series E Preferred Stock, cash payments made in lieu of the issuance of Exchange Debentures having a face amount less than $l,000 and any cash payments representing accrued and unpaid dividends in respect thereof, not to exceed $100,000 in the aggregate in any fiscal year; (9) payments made by the Corporation to SCMC for facilities maintenance and other services and reimbursements pursuant to the Shared Facilities Agreement, as amended from time to time, to the extent that such payments do not exceed the amount of payments which would have been due if calculated in accordance with the terms of the Shared Facilities Agreement as in effect on the Initial Issue Date; (10) payments by the Corporation pursuant to the Management Termination Agreements in accordance with the terms thereof as in effect on the Initial Issue Date;
(11) the redemption by the Corporation of its Series C Preferred Stock in accordance with the terms thereof as in effect on the Initial Issue Date; (12) the redemption by the Corporation of its Series B Preferred Stock in accordance with the terms thereof as in effect on the Initial Issue Date; provided that payments made by the Corporation to redeem the Series B Preferred Stock shall not exceed $1.0 million in any fiscal year or $2.0 million in the aggregate since the Initial Issue Date; (13) the Spin-Off Transactions; and (14) the Meadows Repurchase.

         The amount of all Restricted Payments (other than cash) shall be the Fair Market Value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Board of Directors) on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred by the Corporation or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Corporation shall deliver to the Board of Directors an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed, which calculations may be based upon the Corporation's latest available financial statements.

                  (b) Incurrence of Indebtedness and Issuance of Preferred Stock. The Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Corporation will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of Preferred Stock; provided, however, that (i) the Corporation may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and (ii) (A) the Subsidiaries may guarantee Senior Debt and (B) the Subsidiaries may issue Preferred Stock other than Disqualified Stock if, in either case, the Corporation's Debt to Cash Flow Ratio at the time of incurrence of such Indebtedness or the issuance of such Disqualified Stock or the Guarantee of such Senior Debt or the issuance of such Preferred Stock, as the case may be, after giving pro forma effect to such incurrence or issuance or Guarantee as of such date and to the use of proceeds therefrom as if the same had occurred at the beginning of the most recently ended four full fiscal quarter period of the Corporation for which internal financial statements are available, would have been no greater than 7.0 to 1. The foregoing provisions will not apply to the incurrence of any of the following Indebtedness (collectively, "Permitted Debt"):

                           (i) the incurrence by the Corporation and its
Subsidiaries of Indebtedness pursuant to one or more Bank Facilities, so long as the aggregate principal amount of all Indebtedness outstanding under all Bank Facilities does not, at the time of incurrence, exceed an amount equal to $225.0 million;

                           (ii) the incurrence by the Corporation and its
Subsidiaries of the Existing Indebtedness;

                           (iii) Indebtedness under the Exchange Debentures;

                           (iv) the issuance of Disqualified Stock by the
Corporation that by its items
would not require or permit any payment of dividends or other distributions that would violate the covenant Section 8(a) above;

                           (v) the incurrence by the Corporation or any of its
Subsidiaries of Indebtedness in connection with the acquisition of assets or a new Subsidiary; provided that such Indebtedness was incurred by the prior owner of such assets or such Subsidiary prior to such acquisition by the Corporation or one of its Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by the Corporation or one of its Subsidiaries; and provided further that, after giving pro forma effect to such incurrence of Indebtedness as of such date and to the use of proceeds therefrom as if the same had occurred at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available, the Corporation's Debt to Cash Flow Ratio would have been no greater than 7.0 to 1.

                           (vi) the incurrence by the Corporation or any of its
Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by this Certificate of Designations to be incurred;

                           (vii) the incurrence by the Corporation or any of
its Subsidiaries of
intercompany Indebtedness between or among the Corporation and any of its Subsidiaries; provided, however, that (i) if the Corporation is the obligor on such Indebtedness, such Indebtedness is expressly subordinate to the payment in full of all Obligations with respect to the Exchange Debentures and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Corporation or a Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Corporation or a Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Corporation or such Subsidiary, as the case may be;

                           (viii) the incurrence by the Corporation or any of
its Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Certificate of Designations to be outstanding; and

                           (ix) the incurrence by the Corporation and any of
its Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $10.0 million.

                  (c) Merger, Consolidation or Sale of Assets. The Corporation shall not consolidate or merge with or into (whether or not the Corporation is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Corporation is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Corporation) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any states, any state thereof or the District of Columbia; (ii) the Series E Preferred Stock shall be converted into or exchanged for and shall become shares of such successor, transferee or resulting Person, having in respect of such successor, transferee or resulting Person the same powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon, that the Series E Preferred Stock had immediately prior to such transaction; (iii) immediately after such transaction no Voting Rights Triggering Event exists; (iv) such transaction will not result in the loss or suspension or material impairment of any Material Broadcast License; and (v) except in the case of a merger of the Corporation with or into a Wholly Owned Subsidiary of the Corporation, the Corporation or the entity or Person formed by or surviving any such consolidation or merger (if other than the Corporation), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Corporation immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio test set forth in

Section 8(b) hereof.

                  (d) Transactions with Affiliates. The Corporation shall not, and shall not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Corporation or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Corporation or such Subsidiary with an unrelated Person and (ii) the Corporation delivers to the Holders (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors that are disinterested as to such Affiliate Transaction and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that (1) transactions between or among the Corporation and/or its Wholly-Owned Subsidiaries, (2) the redemption or repurchase of the Existing MMR Indebtedness, (3) transactions and agreements specifically contemplated by the Termination and Assignment Agreement between the Corporation and SCMC as in effect on the Initial Issue Date, (4) payments required by the terms of the joint lease among the Corporation, SCMC and the landlord thereunder for the Corporation's corporate headquarters located at 650 Madison Avenue, New York, New York and any agreements directly related thereto, in each case, as the same are in effect on the Initial Issue Date, (5) payments made by the Corporation to SCMC for the facilities maintenance and other services and reimbursements pursuant to the Shared Facilities Agreement, (6) payments and other transactions by the Corporation pursuant to the Management Termination Agreements, (7) any Restricted Payments that are permitted by Section 8(a) hereof and any Permitted Investments, (8) the transactions and agreements specifically contemplated by the Merger Agreement, the Acquisition Agreements or by instruments referred to in any such agreements and (9) any Spin-Off Transaction, in each case, shall not be deemed to be Affiliate Transactions.

                  (e) Payments for Consent. Neither the Corporation nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of dividend or other distribution, fee or otherwise, to any Holder of any Series E Preferred Stock for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Certificate of Designations or the Series E Preferred Stock unless such consideration is offered to be paid and is paid to all Holders of the Series E Preferred Stock that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                  (f)      Reports.

                           (i) Whether or not required by the rules and
regulations of the Securities and Exchange Commission (the "Commission"), so long as any shares of Series E Preferred Stock are outstanding, the Corporation shall furnish to the Holders of Series E Preferred Stock (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Corporation were required to file such Forms, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Corporation's certified independent accountants and

                           (ii) all current reports that would be required to
be filed with the Commission on Form 8-K if the Corporation were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Corporation shall file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

                           (iii) The Corporation shall deliver to the Holders,
within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Corporation and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether the Corporations has kept, observed, performed and fulfilled its obligations under this Certificate of Designations and further stating, as to each such officer signing such certificate, that to the best of his or her knowledge the Corporation has kept, observed, performed and fulfilled each and every covenant contained in this Certificate of Designations and is not in default in the performance or observance of any of the terms, provisions and conditions of this Certificate of Designations (or, if any such default shall have occurred, describing all such defaults of which he or she may have knowledge and what action the Corporation is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the Liquidation Preference of or dividends, if any, on the Series E Preferred Stock is prohibited or if such event has occurred, a description of the event and what action the Corporation is taking or proposes to take with respect thereto.

                           (iv) So long as not contrary to the then current
recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 8(f)(i) above shall be accompanied by a written statement of the Corporation's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Corporation has violated any provisions of this Certificate of Designations or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                           (v) The Corporation shall, so long as any of the
shares of Series E Preferred Stock are outstanding, deliver to the Holders, forthwith upon any Executive Officer of the Corporation becoming aware of any default under this Certificate of Designations, an Officers' Certificate specifying such default and what action the Corporation is taking or proposes to take with respect thereto.

                  (g) Conflicts with By-laws. If any provisions of the Corporation's By-laws conflict in any way with this Certificate of Designations, the Corporation shall, so long as any of the shares of Series E Preferred Stock are outstanding, take all necessary actions to amend such By-laws and thereby resolve the conflict.

                  9.       Payment.

                  (a) All amounts payable in cash with respect to the Series E Preferred Stock shall be payable in United States dollars at the office or agency of the Corporation maintained for such purpose within the City and State of New York or, at the option of the Corporation, payment of dividends may be made by check mailed to the Holders of the Series E Preferred Stock at their respective addresses set forth in the register of Holders of Series E Preferred Stock maintained by the Transfer Agent, provided that all cash payments with respect to the Global Shares (as defined below) and shares of Series E Preferred Stock the Holders of which have given wire transfer instructions to the Corporation will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Unless otherwise designated by the Corporation, the Corporation's office or agency in New York shall be the office of the Paying Agent maintained for such purpose.

                  (b) Any payment on the Series E Preferred Stock due on any day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such due date.

                  (c) The Corporation has initially appointed the Transfer Agent to act as the Paying Agent. The Corporation may at any time terminate the appointment of any Paying Agent and appoint additional or other Paying Agents, provided that until the Series E Preferred Stock has been delivered to the Corporation for cancellation, or moneys sufficient to pay the Liquidation Preference and accrued dividends on the Series E Preferred Stock have been made available for payment and either paid or returned to the Corporation as provided in this Certificate of Designations, it shall maintain an office or agency in the Borough of Manhattan, The City of New York for surrender of Series E Preferred Stock.

                  (d) Dividends payable on the Series E Preferred Stock on any redemption date or repurchase date that is a Dividend Payment Date will be paid to the Holders of record as of the immediately preceding Record Date.

                  (e) All moneys deposited with any Paying Agent or then held by the Corporation in trust for the payment of the Liquidation Preference and dividends on any shares of Series E Preferred Stock which remain unclaimed at the end of two years after such payment has become due and payable will be repaid to the Corporation, and the Holder of such shares of Series E Preferred Stock will thereafter look only to Corporation for payment thereof.



                  10.      Officers' Certificate.

                  Each Officers' Certificate provided for in this Certificate of Designations shall include:

                  (a) a statement that the officer making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such officer, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (d) a statement as to whether or not, in the opinion of such officer, such condition or covenant has been satisfied.

                  11.      Exclusion of Other Rights.

                  Except as may otherwise be required by law, the shares of Series E Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designations (as such Certificate of Designations may be amended from time to time) and in the Certificate of Incorporation. The shares of Series E Preferred Stock shall have no preemptive or subscription rights.

                  12.      Headings of Subdivisions.

                  The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

                  13.      Severability of Provisions.

                  If any voting powers, preferences and relative, participating, optional and other special rights of the Series E Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series E Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series E Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series E Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series E Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

                  14.      Form of Securities.

                  (a) The Series E Preferred Stock shall initially be issued in the form of one or more Global Preferred Shares (the "Global Shares"). The Global Shares shall be deposited on the Initial Issue Date with, or on behalf of, The Depository Trust Company (the "Depository") and registered in the name of Cede & Co., as nominee of the Depository (such nominee being referred to as the "Global Share Holder").

                  (b) So long as the Global Share Holder is the registered owner of any Series E Preferred Stock, the Global Share Holder will be considered the sole Holder under this Certificate of Designations of any shares of Series E Preferred Stock evidenced by the Global Shares. Beneficial owners of shares of Series E Preferred Stock evidenced by the Global Shares shall not be considered the owners or Holders thereof under this Certificate of Designations for any purpose. The Corporation shall not have any responsibility or liability for any aspect of the records of the Depositary relating to the Series E Preferred Stock.

                  (c) Payments in respect of the Liquidation Preference, dividends on any Series E Preferred Stock registered in the name of the Global Share Holder on the applicable record date shall be payable by the Corporation to or at the direction of the Global Share Holder in its capacity as the registered Holder under this Certificate of Designations. The Corporation may treat the persons in whose names Series E Preferred Stock, including the Global Shares, are registered as the owners thereof for the purpose of receiving such payments. The Corporation does not have nor will have any responsibility or liability for the payments of such amounts to beneficial holders of Series E Preferred Stock.

                  (d) Any person having a beneficial interest in a Global Share may, upon request to the Corporation, exchange such beneficial interest for Series E Preferred Stock in the form of registered definitive certificates ("Certificated Securities"). Upon any such issuance, the Corporation shall register such Certificated Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). If (i) the Corporation notifies the Holders in writing that the Depositary is no longer willing or able to act as a depositary and the Corporation is unable to locate a qualified successor within 90 days or (ii) the Corporation, at its option, notifies the Holders in writing that it elects to cause the issuance of Series E Preferred Stock in the form of Certificated Securities, then, upon surrender by the Global Share Holder of its Global Shares, Series E Preferred Stock in such form will be issued to each person that the Global Share Holder and the Depositary identify as being the beneficial owner of the related Series E Preferred Stock.